EXHIBIT 10.9

June 28, 2022
New Mountain Guardian IV BDC, L.L.C.
1633 Broadway, 48th Floor
New York, New York 10019

Re: New Mountain Guardian IV BDC, L.L.C. – Letter Amendment
Ladies and Gentlemen:
Reference is hereby made to the Loan Authorization Agreement dated as of May 9, 2022, between New Mountain Guardian IV BDC, L.L.C., a Delaware limited liability company (the “Fund”), and BMO Harris Bank N.A. (the “Lender”) (as amended, restated, supplemented or otherwise modified prior to date hereof, the “Loan Agreement”). All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement.
The Fund has requested that the Lender agree, and the Lender has agreed in its sole discretion, to increase the Advance Rate and to increase the Amount of Maximum Credit from $30,000,000 to $44,240,400, in each case, subject to the terms and conditions of the Loan Agreement. The parties hereto agree that immediately prior to giving effect to this letter agreement (i) the Advance Rate under the Loan Agreement is 40% and (ii) the Amount of Maximum Credit under the Loan Agreement is $30,000,000.
As of the date hereof and until otherwise agreed to in writing by the Lender, the Loan Agreement shall be and hereby is amended as follows:
(i)    The paragraph titled “Amount of Maximum Credit” set forth on the first page of the Loan Agreement shall be and hereby is amended and restated in its entirety to read as follows:
Amount of Maximum Credit: $44,240,400.00; provided, however, that the Lender may, if requested by the Fund, elect in its sole and absolute discretion to increase the Amount of Maximum Credit to up to $250,000,000.00, it being understood that the Lender has no obligation to increase the Amount of Maximum Credit at any time.
(ii)    Section 7(c) of the Loan Agreement shall be and hereby is amended and restated in its entirety to read as follows:
(c) that the aggregate amount of outstanding indebtedness of the Fund does not as of the date hereof and will not at any time hereafter exceed the 45% of the Fund’s Remaining Capital Commitments (the “Advance Rate”); provided, however, that such availability is subject to change solely at the Lender’s discretion upon notice to the Fund, and in the event such change requires a repayment of the Loans or a portion thereof, the Fund shall have fifteen (15) Business Days to make such payment;
(iii)    Exhibit B to the Loan Agreement shall be and hereby is amended and restated in its entirety to read as set forth on Annex A to this letter agreement.
Except for the amendments set forth herein, the Loan Agreement shall remain in full force and effect in accordance with its current terms. This letter agreement is a Loan Document. Delivery of executed counterparts of this letter agreement by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as originals.
This letter agreement supersedes and replaces any other written agreement or prior oral discussion regarding the matters set forth herein. This letter agreement shall be governed by the laws of the State of New York.

Very truly yours,
BMO HARRIS BANK N.A.

By:	/s/ Jack Murphy
Name:	Jack Murphy
Its:	Vice President

Acknowledged and agreed to by:

NEW MOUNTAIN GUARDIAN IV BDC, L.L.C.

By:	/s/ Shiraz Kajee
Name:	Shiraz Kajee
Its:	Authorized Signatory